UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 23, 2019

Right On Brands, Inc.
(Exact name of small business issuer as specified in its charter)

Nevada	000-55704	45-1994478
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1925 Century Park East Suite 220 LOS ANGELES, CA 90067
(Address of principal executive offices)

Registrant's telephone number, including area code: 424-259-3521

Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Material Definitive Agreement

Right on Brands today has announced that Republic National Distributing Company (RNDC) Oklahoma has received their initial shipment of ENDO Water for distribution in the region.

Republic National Distributing Company (RNDC) is one of the nation’s leading wholesale beverage alcohol distributors, specializing in wine and spirits. Republic National Distributing Company (RNDC) Oklahoma covers all 77 counties across the state with a retail customer base of over 5,000 accounts. The company operates a state of the art 406,000 sq. ft. automated distribution center in centrally located Oklahoma City. RNDC is one of the largest distributors of premium wine and spirits in the United States.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Right On Brands, Inc.

Date: January 23, 2019	By:	/s/ Dr. Ashok Patel
Dr. Ashok Patel, CEO

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